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                                                                    Exhibit 23.2


We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated February 2, 1999 in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-91237 and 333-91237-01) and related Prospectus of KMC Telecom Holdings, Inc. and KMC Telecom Financing, Inc. for the registration of $275,000,000 of 13 1/2% Senior Notes due 2009.

                                                           /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
November 30, 1999